      As filed with the Securities and Exchange Commission on June 2, 2000

                                                      Registration No. 333-22823
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             -----------------------

                        POST-EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            -----------------------

                       PEGASUS COMMUNICATIONS CORPORATION
              -----------------------------------------------------
               (Exact name of issuer as specified in its charter)

                     Delaware                              51-0374669
        ------------------------------               ----------------------
       (State or other jurisdiction of                  (I.R.S. Employer
       incorporation or organization)                Identification Number)

                  c/o Pegasus Communications Management Company
                              225 City Line Avenue
                                    Suite 200
                         Bala Cynwyd, Pennsylvania 19004
              ----------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)

                       PEGASUS COMMUNICATIONS SAVINGS PLAN
                 PEGASUS COMMUNICATIONS PUERTO RICO SAVINGS PLAN
                ------------------------------------------------
                            (Full title of the plans)

            Marshall W. Pagon, President and Chief Executive Officer
                  c/o Pegasus Communications Management Company
                              225 City Line Avenue
                                    Suite 200
                         Bala Cynwyd, Pennsylvania 19004
           ----------------------------------------------------------
                     (Name and address of agent for service)

                                 (888) 438-7488
                    -----------------------------------------
                     (Telephone number, including area code,
                              of agent for service)

                                   Copies to:


Ted S. Lodge, Esq.                                                                       Michael B. Jordan, Esq.
Scott A. Blank, Esq.                                                                        Diana McCarthy, Esq.
Pegasus Communications Corporation                                                    Drinker Biddle & Reath LLP
c/o Pegasus Communications Management Company                                                   One Logan Square
225 City Line Avenue                                                                       18th & Cherry Streets
Suite 200                                                                       Philadelphia, Pennsylvania 19103
Bala Cynwyd, Pennsylvania 19004




----------------------------------------------------------------------------------------------------------------------------
                                              CALCULATION OF REGISTRATION FEE
----------------------------------------------------------------------------------------------------------------------------
                                                                          Proposed Maximum
                                                  Proposed Maximum        Aggregate Offering      Amount of Registration
Title of Securities To    Amount To Be            Offering Price Per      Price (2)               Fee (2)
Be Registered             Registered (1)          Share (2)
------------------------- ----------------------- ----------------------- ----------------------- --------------------------

Class A Common Stock,     410,000 shares          N/A                     N/A                     N/A
par value $.01 per share
------------------------- ----------------------- ----------------------- ----------------------- --------------------------

(1) Represents 410,000 shares registered under the Pegasus Communications Savings Plan and the Pegasus Communications Puerto Rico Savings Plan (collectively, the "Plans"). On the original filing of this Registration Statement on Form S-8 (File No. 333-22823) on March 5, 1997, 205,000 shares of Class A Common Stock were registered under the Plans. Pursuant to this Post-Effective Amendment No. 1, 205,000 additional shares in the aggregate are being registered under the Plans. Pursuant to Rule 416(a), this Registration Statement also registers such indeterminate number of additional shares as may become issuable under the Plans in connection with share splits, share dividends or similar transactions.

(2) Because the filing of this Post-Effective Amendment No. 1 covers shares resulting from a split of the Registrant's Class A Common Stock, no filing fee is necessary.

                                EXPLANATORY NOTE

         A Registration Statement on Form S-8 (File No. 333-22823) (the "Registration Statement") was filed on March 5, 1997 to register 205,000 shares of Class A Common Stock that are issuable under the Pegasus Communications Savings Plan and the Pegasus Communications Puerto Rico Savings Plan (collectively, the "Plans").

         On May 9, 2000, the Board of Directors approved a two for one split of its Class A Common Stock to be paid as a stock dividend. Stockholders of record at the close of business on May 19, 2000 will receive an additional share of the Company's stock for each share held. The stock dividend was paid on May 30, 2000. As a result, the shares that are issuable under the Plans have increased from 205,000 shares to 410,000 shares.

         This Post-Effective Amendment No. 1 to the Registration Statement is being filed to register the additional 205,000 shares of Class A Common Stock that will be issuable under the Plans. Pursuant to general instruction E to Form S-8, the Registrant incorporates by reference herein the contents of the Registration Statement.

Item 8.  Exhibits.

Exhibit 5                  Opinion of Drinker Biddle & Reath LLP.

Exhibit 23(a)              Consent of PricewaterhouseCoopers LLP.

Exhibit 23(b)              Consent of Drinker Biddle & Reath LLP
                           (included in their opinion filed as Exhibit 5).

Exhibit 24                 Powers of Attorney (included in Signatures and
                           Powers of Attorney).

                        SIGNATURES AND POWERS OF ATTORNEY

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No.1 to the Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, at Hilton Head Island, South Carolina, on this 2nd day of June, 2000.

                                   PEGASUS COMMUNICATIONS CORPORATION


                                    By: /s/ Marshall W. Pagon
                                        --------------------------------------
                                        Marshall W. Pagon,
                                        Chief Executive Officer and President

         Each person whose signature appears below hereby constitutes and appoints Marshall W. Pagon, M. Kasin Smith and Ted S. Lodge as his or her attorneys-in-fact and agents, with full power of substitution and resubstitution for him or her, in any and all capacities, to sign any or all amendments or post-effective amendments to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, granting unto each of such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that each of such attorneys-in-fact and agents or his substitutes may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                                          Title                                                Date
---------                                          -----                                                ----

/s/ Marshall W. Pagon                              President, Chief Executive Officer and               June 2, 2000
--------------------------------------------       Chairman of the Board
Marshall W. Pagon
(Principal Executive Officer)


/s/ M. Kasin Smith                                 Vice President and Chief Financial Officer           June 2, 2000
--------------------------------------------
M. Kasin Smith
(Principal Financial and Accounting Officer)

                                                   Director                                             June 2, 2000
--------------------------------------------
Robert F. Benbow

                                                   Director                                             June 2, 2000
--------------------------------------------
William P. Collatos

/s/ Harry F. Hopper III                            Director                                             June 2, 2000
--------------------------------------------
Harry F. Hopper III

/s/ Ted S. Lodge                                   Director                                             June 2, 2000
--------------------------------------------
Ted S. Lodge


Signature                                          Title                                                Date
---------                                          -----                                                ----



/s/  James J. McEntee, III                         Director                                             June 2, 2000
--------------------------------------------
James J. McEntee, III

/s/  Mary C. Metzger                               Director                                             June 2, 2000
--------------------------------------------
Mary C. Metzger

/s/ William P. Phoenix                             Director                                             June 2, 2000
--------------------------------------------
William P. Phoenix

/s/ Riordon B. Smith                               Director                                             June 2, 2000
--------------------------------------------
Riordon B. Smith

/s/ Robert N. Verdecchio                           Director                                             June 2, 2000
--------------------------------------------
Robert N. Verdecchio



         Pursuant to the requirements of the Securities Act of 1933, as amended, the Administrator of the Pegasus Communications Savings Plan (the "Savings Plan") has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on behalf of the Savings Plan by the undersigned, thereunder duly authorized, at Hilton Head Island, South Carolina, on this 2nd day of June, 2000.


                            PEGASUS COMMUNICATIONS SAVINGS PLAN


                            By: /s/ Robert N. Verdecchio
                                --------------------------------------------
                                Robert N. Verdecchio
                                Member, Pegasus Communications Savings Plan,
                                Savings Plan Committee

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Administrator of the Pegasus Communications Puerto Rico Savings Plan (the "Puerto Rico Savings Plan") has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on behalf of the Puerto Rico Savings Plan by the undersigned, thereunder duly authorized, at Hilton Head Island, South Carolina, on this 2nd day of June, 2000.





                               PEGASUS COMMUNICATIONS PUERTO RICO SAVINGS PLAN



                               By:  /s/ Robert N. Verdecchio
                                    -------------------------------------------
                                    Robert N. Verdecchio
                                    Member, Pegasus Communications Puerto Rico
                                    Savings Plan, Savings Plan Committee

                                  EXHIBIT INDEX

Exhibit 5           Opinion of Drinker Biddle & Reath LLP.

Exhibit 23(a)       Consent of PricewaterhouseCoopers LLP.

Exhibit 23(b)       Consent of Drinker Biddle & Reath LLP (included in their
                         opinion filed as Exhibit 5).

Exhibit 24          Powers of Attorney (included in Signatures and Powers of
                         Attorney).